Exhibit 99.3

Yantai Bohai Pharmaceuticals Group Co., Ltd.

Unaudited Financial Statements

For three months ended September 31, 2009 and 2008
and for the quarters then ended

YANTAI BOHAI PHARMACEUTICALS GROUP CO., LTD.
BALANCE SHEETS AS OF SEPTEMBER 30, 2009(UNAUDITED)
(Stated in US Dollars)

	Notes	As of September 30, 2009 (Unaudited)	As of June 30, 2009 (Audited)

ASSETS
Current assets
Cash and cash equivalents		$5,132,388	$2,491,726
Accounts receivable		10,938,361	11,070,129
Other receivables and prepayments	3	4,448,416	4,908,800
Inventories	4	438,628	307,834

Total current assets		20,957,793	18,778,489

Non-current assets
Property, plant and equipment, net	6	8,083,461	8,149,279
Intangible assets	5	17,322,336	17,298,720

Total non-current assets		25,405,797	25,447,999

TOTAL ASSETS		46,363,590	44,226,488

LIABILITES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	7	5,860,665	5,860,000
Accounts payable		847,565	971,208
Other accrued liabilities	8	3,197,779	2,785,672
Income taxes payable		555,815	677,666

Total current liabilities		10,461,824	10,294,546

STOCKHOLDERS’ EQUITY
Registered and Paid-in Capital	13	2,918,000	2,918,000
Capital reserve		5,836,000	5,836,000
Accumulated other comprehensive income		538,514	490,931
Statutory reserves	14	2,394,036	2,201,811
Retained earnings		24,215,216	22,485,200
Total stockholders’ equity		35,901,766	33,931,942

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		46,363,590	44,226,488

See accompanying notes to the financial statements

YANTAI BOHAI PHARMACEUTICALS GROUP CO., LTD.
STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009(UNAUDITED)
(Stated in US Dollars)

	Notes	Three months ended September 30, 2009 (Unaudited)	Three months ended September 30, 2008 (Unaudited)

Sales		$14,181,772	$11,412,018
Less: Sales Tax		(227,168)	(183,821)
Net sales		13,954,604	11,228,197
Cost of sales		(2,217,604)	(1,854,478)

Gross profit		11,737,000	9,373,719

Selling, general and administrative expenses	9	(9,174,693)	(6,651,539)

Interest expenses	10	(148,395)	(65,038)

Operating income		2,413,912	2,657,142

Non-operating income		69,072	-

Non-operating costs		(5,269)	(31)

Income before taxes		2,477,715	2,657,111

Income taxes	11	(555,474)	(600,199)

Net income		1,922,241	2,056,912

See accompanying notes to the financial statements

YANTAI BOHAI PHARMACEUTICALS GROUP CO., LTD.
STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009(UNAUDITED)
(Stated in US Dollars)

	Three months ended September 30, 2009 (Unaudited)	Three months ended September 30, 2008 (Unaudited)
Cash flows from operating activities
Net income	$1,922,241	$2,056,912
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	83,723	70,475
Loss on disposals of property, plant and equipment	6,602	-
Changes in assets and liabilities
Decrease/(increase) in accounts receivable	131,768	(264,880)
Decrease in other receivables and prepayments	460,384	271,791
Increase in inventories	(130,794)	(9,736)
Decrease in accounts payable	(123,643)	(250,101)
Increase/(decrease) in accrued liabilities	412,107	(542,789)
(Decrease)/increase in income taxes payable	(121,851)	1,640

Net cash provided by operating activities	2,640,537	1,333,312

Cash flows from investing activities
Purchases of property, plant and equipment	(6,033)	-

Net cash used in investing activities	(6,033)	-

Cash flows from financing activities
Proceeds of borrowings	872,865	-
Repayment of borrowings	(880,200)	-

Net cash used in financing activities	(7,335)	-

Net increase in cash and cash equivalents	2,627,169	1,333,312

Effect of foreign currency translation on cash and cash equivalents	13,493	(5,376)

Cash and cash equivalents at beginning of period	2,491,726	781,282

Cash and cash equivalents at end of period	5,132,388	2,109,218

See accompanying notes to the financial statements

YANTAI BOHAI PHARMACEUTICALS GROUP CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 (UNAUDITED)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Yantai Bohai Pharmaceuticals Group Co., Limited. (the “Company” or “Bohai”) was incorporated in the People’s Republic of China (“PRC”) on July 8, 2004, with the principal business objective of development, production and distribution of medicine within PRC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)           Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)           Basis of Presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Company, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”), the accounting standards used in the places of their domicile. The accompanying financial statements reflect necessary adjustments not recorded in the books of account of the Company to present them in conformity with US GAAP.

(c)           Economic and Political risks

The Company’s operations are conducted in the PRC. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(d)           Use of Estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery.  Actual results could differ from those estimates.

(e)            Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America. As of September 30, 2009 and June 30, 2009, there were cash and cash equivalents of $5,132,388 and $2,491,726 respectively.

(f)            Accounts Receivable

Accounts receivable consists of amounts due from customers. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment.

(g)           Inventories

Inventories are valued at the lower of cost or market with cost is determined on the weighted average method. Finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  The Company’s reserve requirements generally increase/decrease due to management projected demand requirements, market conditions and product life cycle changes. As of September 30, 2009 and June 30, 2009, the Company did not make any allowance for slow-moving or defective inventories.

(h)           Fair value of Financial Instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, accounts receivables, other receivables and prepayments, short-term borrowings, accounts payables, and other accrued liabilities their fair values due to the short-term maturity of such instruments.

(i)             Intangible Assets

Intangible assets as “Pharmaceutical Formulas”, which acquired and with indefinite useful live are measured initially at cost and not subject to amortization shall be tested for impairment annually or more frequently if there is indication of impairment. If the carrying amount exceeds fair value, an impairment loss should be recognized. Subsequently reversal of a recognized impairment loss is prohibited.

(j)	Property, plant and equipment

Property, plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.  Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of property, plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives.  The principal annual rates are as follows:

Leasehold land and buildings	30 to 40 years
Motor vehicles	10 years
Plant and machinery	10 years
Office equipment	5 years

Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Construction in progress mainly represents expenditures in respect of the Company’s new corporate campus and machinery under construction. All direct costs relating to the acquisition or construction of the Company’s new corporate campus and machinery. Assets under construction are not depreciated until the construction is completed and the assets are ready for their intended use.

(k)           Accounting for the Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2009 and June 30, 2009, there were no significant impairments of its long-lived assets.

(l)            Foreign Currency Translation

The Company maintains its financial statements in the functional currency.  The functional currency of the Company is the Renminbi (RMB).  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

	9.30.2009	6.30.2009	9.30.2008
Period end US$ : RMB exchange rate	6.81663	6.82594	6.83527
Average periodic US$ : RMB exchange rate	6.82082	6.82594	6.83107

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(m)         Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists;\

•	Delivery has occurred or services have been rendered;

•	The seller’s price to the buyer is fixed or determinable; and

•	Collectability is reasonably assured. Payments have been established.

(n)           Cost of Revenue

Regarding the trading of medicine, the respective cost of revenue consists primarily of material cost, labor cost, overhead associated with the manufacturing process and related expenses which are directly attributable to the trading.

(o)           Research and Development Costs

Research and development costs are charged as expense when incurred and included in operating expenses.

(p)           Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income and comprehensive income in the periods that includes the enactment date.

(q)           Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current components of other comprehensive income are the foreign currency translation adjustment.

(r)           Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(s)           Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (an amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal year and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities. The Company will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

In April 2008, the FASB issued FASB Staff Position No. 142-3, DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS (“FSP No. 142-3”) to improve the consistency between the useful life of a recognized intangible asset (under SFAS No. 142) and the period of expected cash flows used to measure the fair value of the intangible asset (under SFAS No. 141(R)). FSP No. 142-3 amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life under SFAS No. 142. The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008. In addition, FSP No.142-3 increases the disclosure requirements related to renewal or extension assumptions. The Company does not believe implementation of FSP No. 142-3 have a material impact on its financial statements.

In May 2008, the FASB issued statement No. 162, THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “the Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. As we do not have convertible debt at this time, we currently believe the adoption of FSP APB 14-1 will have no effect on our combined results of operations and financial condition.

In May 2008, the FASB issued Statement No. 163, ACCOUNTING FOR FINANCE GUARANTEE INSURANCE CONTRACTS - AN INTERPRETATION OF FASB STATEMENT NO. 60. The premium revenue recognition approach for a financial guarantee insurance contract links premium revenue recognition to the amount of insurance protection and the period in which it is provided. For purposes of this statement, the amount of insurance protection provided is assumed to be a function of the insured principal amount outstanding, since the premium received requires the insurance enterprise to stand ready to protect holders of an insured financial obligation from loss due to default over the period of the insured financial obligation. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force (EITF) No. 03-6-1, DETERMINING WHETHER INSTRUMENTS GRANTED IN SHARE-BASED PAYMENT TRANSACTIONS ARE PARTICIPATING SECURITIES (“FSP EITF No. 03-6-1”). Under FSP EITF No. 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. FSP EITF No. 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s financial statements.

In April 2009, the FASB issued FSP 157-4, DETERMINING FAIR VALUE WHEN THE VOLUME AND LEVEL OF ACTIVITY FOR THE ASSET OR LIABILITY HAVE SIGNIFICANTLY DECREASED AND IDENTIFYING TRANSACTIONS THAT ARE NOT ORDERLY (“FSP 157-4”). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption. The adoption of the provisions of FSP 157-4 is not anticipated to materially impact on the Company’s results of operations or the fair values of its assets and liabilities.

In May 2009, the FASB issued SFAS No. 165, SUBSEQUENT EVENTS (“SFAS 165”). SFAS 165 establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued and was effective for interim and annual periods ending after June 15, 2009. The adoption of SFAS No. 165 did not have an impact on the Company’s results of operations or financial condition. The Company evaluated all subsequent events that occurred from October 1, 2009 through November 30, 2009, inclusive, and does not found any material subsequent events are required to disclose.

In June 2009, the FASB issued SFAS No. 166 ACCOUNTING FOR TRANSFERS OF FINANCIAL ASSETS (“SFAS 166). This statement is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and is required to be adopted by the Company in the first quarter of fiscal year 2011. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date. The Company does not expect the adoption of SFAS 166 to have a material impact on the Company’s financial position, results of operations and cash flows.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

3.           OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments are consisted of the following:

	As of September 30, 2009 (Unaudited)	As of June 30, 2009 (Audited)

Prepayment for advertising and promotion	$1,265,287	$1,736,025
Amount due from a equity holder	1,499,274	1,465,000
Loan to a third party	1,467,000	1,465,000
Loans interest receivable	49,061	18,459
Other receivables	167,794	224,316

	$4,448,416	$4,908,800

The amount due from an equity holder is unsecured, interest bearing at 3.93% per annum and has no fixed term of repayment.

Loan to a third party is unsecured, interest bearing at 4.32% per annum and repayable on November 11, 2009.

4.            INVENTORIES

Inventories are consisted of the following:

	As of September 30, 2009 (Unaudited)	As of June 30, 2009 (Audited)

Raw materials	$115,851	$250,405
Finished goods	322,777	57,429

Total inventories	$438,628	$307,834

5.	INTANGIBLE ASSETS

Intangible assets are consisted of the following:

	As of September 30, 2009 (Unaudited)	As of June 30, 2009 (Audited)

Pharmaceuticals formulas, at cost	$17,322,336	$17,298,720

6.            PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment are consisted of the following:

	Leasehold land and buildings	Plant and equipment	Office equipment	Motor vehicles	Total
At cost
Balance, June 30, 2008	7,416,710	988,491	15,179	277,210	8,697,590
Acquisition during the year	-	232,554	59,459	295,610	587,623
Disposals	-	(68,553)	-	(184,885)	(253,438)
Exchange difference	30,501	4,065	62	1,140	35,768

Balance, June 30, 2009	$7,447,211	$1,156,557	$74,700	$389,075	$9,067,543

Balance, June 30, 2009	7,447,211	1,156,557	74,700	389,075	9,067,543
Acquisition during the period	-	245,521	4,779	-	250,300
Disposals	-	-	-	(6,988)	(6,988)
Exchange difference	10,166	1,578	103	532	12,379

Balance, September 30, 2009	$7,457,377	$1,403,656	$79,582	$382,619	$9,323,234

Accumulated depreciation
Balance, June 30, 2008	229,132	571,539	5,956	248,292	1,054,919
Charge for the year	184,059	96,475	4,700	17,528	302,762
Disposals	-	(53,085)	-	(154,073)	(207,158)
Exchange difference	942	2,350	25	1,021	4,338

Balance, June 30, 2009	$414,133	$617,279	$10,681	$112,768	$1,154,861

Balance, June 30, 2009	414,133	617,279	10,681	112,768	1,154,861
Charge for the period	50,898	26,678	1,300	4,847	83,723
Disposals	-	-	-	(386)	(386)
Exchange difference	565	842	14	154	1,575

Balance, September 30, 2009	$465,596	$644,799	$11,995	$117,383	$1,239,773

Construction in progress
Balance, June 30, 2008	-	20,493	-	-	20,493
Additions	-	220,884	-	-	220,884
Transfer to plant and equipment	-	(4,864)	-	-	(4,864)
Exchange difference	-	84	-	-	84

Balance, June 30, 2009	$-	$236,597	$-	$-	$236,597

Balance, June 30, 2009	-	236,597	-	-	236,597
Additions	-	7,347	-	-	7,347
Transfer to plant and equipment	-	(244,267)	-	-	(244,267)
Exchange difference	-	323	-	-	323

Balance, September 30, 2009	$-	$-	$-	$-	$-

Net book value
At September 30, 2009 (Unaudited)	$6,991,781	$758,857	$67,587	$265,236	$8,083,461

At June 30, 2009 (Audited)	$7,033,078	$775,875	$64,019	$276,307	$8,149,279

Depreciation expense for the three months ended September 30, 2009 was $83,723 and for the year ended June 30, 2009 was $302,762 respectively.

As of September 30, 2009 and June 30, 2009, the Company has pledged plant and machinery having a carrying amount of $552,710 and $562,331 to secure a bank loan to the Company.

7.           SHORT-TERM BORROWINGS

The Company obtained several short-term loan facilities from financial institution in the PRC. Short-term borrowings as of September 30, 2009 are consisted, of the following:(Unaudited)

Loan from financial institution	Loan period	Annual interest rate	Secured by	Amount

Shanghai Pudong Development Limited	From Dec 12, 2008 to Dec 11, 2009	6.6960%	Haiyang Construction Industry Training Centre and personal guarantee by equity holders	$2,200,500

Yantai City Commercial Bank	From Jan 20, 2009 to Jan 20, 2010	6.9030%	Yantai Hai Pu Can End Making Co. Ltd	1,320,300

Yantai Laishan Rural Credit Union	From Sep 28, 2009 to Sep 26, 2010	5.7525%	Yantai Ka Wah Medical Equipment Co. Ltd	286,065

Yantai Laishan Rural Credit Union	From Sep 28, 2009 to Sep 26, 2010	7.5225%	Company’s machinery and vehicle	586,800

China Construction Bank	From May 12, 2009 to Nov 11, 2009	0.0000%	Personal guarantee by equity holders	1,467,000

				$5,860,665

Short-term borrowings as of June 30, 2009 are consisted, of the following: (Audited)

Loan from financial institution	Loan period	Annual interest rate	Secured by	Amount

Shanghai Pudong Development Limited	From Dec 12, 2008 to Dec 11, 2009	6.6960%	Haiyang Construction Industry Training Centre and personal guarantee by equity holders	$2,197,500

Yantai City Commercial Bank	From Jan 20, 2009 to Jan 20, 2010	6.9030%	Yantai Hai Pu Can End Making Co. Ltd	1,318,500

Yantai Laishan Rural Credit Union	From Sep 27, 2008 to Sep 26, 2009	9.3600%	Yantai Ka Wah Medical Equipment Co. Ltd	293,000

Yantai Laishan Rural Credit Union	From Sep 27, 2008 to Sep 26, 2009	12.2400%	Company’s machinery and vehicle	586,000

China Construction Bank	From May 12, 2009 to Nov 11, 2009	0.0000%	Personal guarantee by equity holders	1,465,000

				$5,860,000

8.           OTHER ACCRUED LIABILITIES

Other accrued liabilities are consisted of the following:

	As of September 30, 2009 (Unaudited)	As of June 30, 2009 (Audited)

Accrued selling expenses	$1,948,600	$1,677,026
Accrued staff costs	229,712	173,130
Value added tax payable	756,552	709,688
Other taxes payable	80,831	77,374
Other accrued expenses	182,084	148,454
	$3,197,779	$2,785,672

9.           SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses are consisted of the followings:

	Three months ended September 30, 2009 (Unaudited)	Three months ended September 30, 2008 (Unaudited)

Accommodation	$679,228	$1,250,393
Advertising and promotion	3,307,323	2,098,597
Commission	1,127,694	23,487
Conference	1,051,418	1,577,506
Depreciation	8,614	1,192
Staff costs	576,091	385,325
Traveling	587,294	190,766
Research and development cost	293,220	-
Other operating expenses	1,543,811	1,124,273
	$9,174,693	$6,651,539

10.           INTEREST EXPENSES

	Three months ended September 30, 2009 (Unaudited)	Three months ended September 30, 2008 (Unaudited)

Interest on short-term bank borrowings wholly repayable within the three-month periods	$148,395	$65,038

11.          INCOME TAXES

PRC Tax

PRC’s legislative body, the National People’s Congress, adopted the unified Enterprise Income Tax (“EIT”) Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rate is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new rate over a five year period beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Preferential tax treatments may continue to be granted to industries and projects that qualify for such preferential treatments under the new law.

	Three months ended September 30, 2009 (Unaudited)	Three months ended September 30, 2008 (Unaudited)

Income before tax	$2,477,715	$2,657,111

Income tax expense	$555,474	$600,199

The deferred tax asset and liability has not been recognized because of no valuation allowance to be established as of September 30, 2009 and June 30, 2009.

12.         COMMITMENTS AND CONTINGENCIES

There are no foreseeable commitments or contingencies as of September 30, 2009 and June 30, 2009.

13.          REGISTERED AND PAID-IN CAPITAL

	As of September 30, 2009 (Unaudited)	As of June 30, 2009 (Audited)

Registered and fully paid-in capital of RMB 20,000,000	$2,918,000	$2,918,000

14.          STATUTORY RESERVES

According to the laws and regulations in the PRC, the Company is required to provide for certain statutory funds, namely, reserve fund by an appropriation from net profit after taxes but before dividend distribution based on the local statutory financial statements of the PRC company prepared in accordance with the accounting principles and relevant financial regulations.

The Company in PRC is required to allocate at least 10% of its net profit to the reserve fund until the balance of such fund has reached 50% of its registered capital. Appropriation of enterprise expansion fund are determined at the discretion of it directors.

The reserve fund can only be used, upon approval by the relevant authority, to offset accumulated losses or increase capital. The enterprise expansion fund can only be used to increase capital upon approval by the relevant authority.

15.         FINANCIAL INSTRUMENTS

(a)           Credit risk

The potential credit risk of the company is mainly attributable to its debtors and bank balances.  In respect of debtors, the company has policies in place to ensure that it will only accept customers from countries which are politically stable and customers with an appropriate credit history.  In addition, all the bank balances were made with financial institutions with high-credit quality.  Thus, the company is not considered to be subject to significant credit risk.

(b)           Interest rate risk

The company’s interest rate risk is primarily attributable to its short-term borrowings, loan to a third party and loan to equity holders. The company’s borrowings carry interest at fixed rate. The management has not used any interest rate swaps to hedge its exposure to interest rate risk.

(c)           Fair value estimation

All of the carrying amounts of the company’s financial assets and liabilities of short term maturities approximate their fair values.